U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2007
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 4, 2008

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Commission File No. 033-09218
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SPORTSQUEST, INC.
(Exact name of small business issuer as specified in its charter)

Delaware	22-2742564
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

1809 East Broadway #125
Oviedo, Florida 32765
(Address of principal executive offices)

(757) 572-9241
(Issuer’s telephone number)

Item 4.01 Changes in Registrant's Certifying Accountant.

Resignation of Previous Auditor. By letter dated September 6, 2007, Robert G. Jeffrey, C.P.A. (“Jeffrey”), the former auditor and accountant of SportsQuest, Inc. (formerly known as Air Brook Airport Express, Inc.) (the “Company”), resigned, effective August 16, 2007. The report of Jeffrey on the Company’s financial statements for the years ended October 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was not recommended or approved by the board of directors or audit committee of the board of directors. During the 2005 and 2006 fiscal years and the interim period from November 1, 2006 through August 16, 2007, there were no disagreements with Jeffrey, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Jeffrey’s satisfaction, would have caused him to make reference to the subject matter of the disagreement in connection with his audit report.

During the same period, there were no other events, as described in Item 304(a)(1)(iv)(B) of Regulation S-B.

Appointment of New Auditor. On September 7, 2007, the Company engaged Raiche Ende Malter & Co. LLP (the “First New Auditor”) as its independent registered public accounting firm for the Company’s fiscal year ended October 31, 2007. The decision to engage the New Auditor as the Company’s independent registered public accounting firm was approved by the Company’s board of directors.

The Company did not consult with the First New Auditor, during either of the years ended October 31, 2006 and 2005 or the interim period from November 1, 2006 to September 7, 2007, regarding either the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matter or event described in Item 304(a)(2)(i) or (ii) of Regulation S-B. The Company did not have the First new Auditor review any quarterly or annual financial statements.

On February 1 2008, dismissed Raiche Ende Malter & Co. LLP and retained Gately & Associates, LLC. (the Second New Auditor”) as its independent registered public accounting firm for the Company’s fiscal year ended October 31, 2007. The decision to engage the Second New Auditor as the Company’s independent registered public accounting firm was approved by the Company’s board of directors.

The Company has not consulted with the Second New Auditor, during either of the years ended October 31, 2006 and 2005 or the interim period from November 1, 2006 to February 1, 2008, regarding either the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matter or event described in Item 304(a)(2)(i) or (ii) of Regulation S-B.

On September 4, 2008, Kramer Wiseman and Associates, LLP ("KWA") was appointed as the independent auditor for SportsQuest, Inc. (the "Company") commencing with the year ending May 31, 2008, and Gately & Associates, LLC. ("Gately") were dismissed as the independent auditors for the Company as of September 4, 2008. The decision to change auditors was approved by the Board of Directors on September 4, 2008.

The report of Gately on the financial statements for either of the one most recent completed fiscal years did not contain any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the following:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the accumulation of losses and shortage of capital raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

During the Company's one most recent interim quarter April 30, 2008, January 31, 2008, and annual report October 31, 2007, there were no disagreements with Gately on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Gately, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Company.

During the Company's one most recent interim quarter April 30, 2008, January 31, 2008, and annual report October 31, 2007, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company.

During the Company's one most recent interim quarter April 30, 2008, January 31, 2008, and annual report October 31, 2007, the Company did not consult with KWA with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B under the Exchange Act and the related instructions to Item 304 of Regulation S-B) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-B), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

The Company has furnished a copy of this Report to Gately and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from Gately is heerby submitted as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(c)    Exhibits

Exhibit 16.1	Letter of Gately & Associates LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SportsQuest, Inc.

Date: September 11, 2008	By:	/s/ R. Thomas Kidd
R. Thomas Kidd
Chairman, President Chief Executive Officer (Principle Executive Officer, Principle Financial Officer)